UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                 August 31, 2011
                Date of Report (Date of earliest event reported)


                                 ORGENESIS INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                     000-54329                    980583166
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)

   21 Sparrow Circle, White Plains, NY                              10605
(Address of principal executive offices)                         (Zip Code)

                                 +972.4.8242051
              (Registrant's telephone number, including area code)

                        70 Denya St. Haifa Israel, 34980
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This amended current report on Form 8-K/A is being filed to attach a Certificate of Correction which corrects the par value of the common stock after the stock split.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

Effective August 31, 2011, we completed a merger with our subsidiary, Orgenesis Inc., a Nevada corporation which was incorporated solely to effect a change in our name. As a result, we have changed our name from "Business Outsourcing Services, Inc." to "Orgenesis Inc."

Also effective August 31, 2011 we effected a 35 to one forward stock split of our authorized and issued and outstanding common and preferred stock. As a result, our authorized capital has increased from 50,000,000 shares of common stock with a par value of $0.001 to 1,750,000,000 shares of common stock with a par value of $0.0001 and our previously outstanding 2,300,000 shares of common stock increases to 80,500,000 shares of common stock outstanding.

ITEM 7.01 REGULATION FD DISCLOSURE

The name change and forward stock split will become effective with the Over-the-Counter Bulletin Board at the opening for trading on September 2, 2011 under the current stock symbol "BOUT". A new symbol of "ORGS " will become effective October 12, 2011 and our stock will commence trading under the symbol "ORGS" on that date. Our new CUSIP number is 68619K 105.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1 Articles of Merger dated effective August 31, 2011 incorporated by reference to our current report on Form 8-K filed with the SEC on September 2, 2011

3.2 Certificate of Change dated effective August 31, 2011 incorporated by reference to our current report on Form 8-K filed with the SEC on September 2, 2011

3.3*     Certificate of Correction dated February 27, 2012

----------
* attached herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.


By: /s/ Jacob Ben Arie
    --------------------------------------
    Jacob Ben Arie
    Chief Executive Officer and President
    March 16, 2012

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